                                     Contacts:         Lawrence C. Day
                                                       President
                                                       Chief Executive Officer
                                                       (716) 647-6400

                                                       Catherine D'Amico
                                                       Senior V.P. - Finance
                                                       Chief Financial Officer
                                                       (716) 647-6400


FOR IMMEDIATE RELEASE
- - ---------------------

            MONRO MUFFLER BRAKE, INC. REPORTS RECORD SALES AND OPENS
                               A RECORD 43 STORES
                     - COMPANY DECLARES 5% STOCK DIVIDEND -

     ROCHESTER, N.Y., May 22, 1996 -- Monro Muffler Brake, Inc. (NASDAQ: MNRO), which operates 281 undercar auto repair stores, today announced a record 26.7% increase in sales for its fourth quarter ended March 31, 1996 over the fourth quarter of fiscal 1995.

         For the three months ended March 31, 1996, sales were $28,752,000, a $6,051,000 increase over fourth quarter sales last year. Comparable store sales increased 11.6% and new stores added $3,651,000 in sales. Earnings per share for the quarter rose to $.17 from $.14 last year, up 21.4%, after giving retroactive effect to the 5% stock dividend paid August 7, 1995.

         Net sales for the year ended March 31, 1996 were a record $117,104,000, up 7.3% as compared with $109,098,000 for the previous fiscal year. New stores opened after March 31, 1994 added $12,093,000, partially offset by a comparable store sales decrease for the year of 3.9%.

         Net income for the year was $7,614,000, or $.99 per share, compared to $9,084,000, or $1.18 per share in the previous fiscal year. Earnings per share give retroactive effect to the 5% stock dividend paid August 7, 1995.

                                    - more -


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MONRO MUFFLER BRAKE, INC.
EARNINGS RELEASE



         Larry Day, President and Chief Executive Officer commented: "We are very pleased with our strong fourth quarter 1996 results, particularly the significant improvement in comparable store sales over the first three quarters of the fiscal year. More importantly, we continue to experience increases in traffic and higher ticket averages. As a result, we are encouraged that the industry slowdown which affected our performance earlier in the year has reversed."

         Mr. Day continued, "While fiscal 1996 was a challenging year in many respects, we are proud of our many accomplishments which include opening a record 43 stores, acquiring the seven store Muffler Xpress chain and achieving a solidly profitable year, due in large part to the close management of the business and our resources. Despite the industry slowdown, we continued to pay constant attention to the factors which have made Monro a success: an unwavering commitment to customer satisfaction, centralized control of our stores, comprehensive and innovative training techniques, complete undercar service and competitive pricing. These efforts have further enhanced Monro's competitive edge and we are well-positioned to take advantage of the rebound in consumer demand."

        The Company plans to continue its expansion strategy by opening between 40 and 50 stores in fiscal 1997, seven of which are now open and seven more are currently under construction.

         Mr. Day concluded, "We are pleased to announce that just prior to year end, we opened our first store in Indiana, and now operate stores in fourteen states. We are also encouraged by the strong performance of our fiscal 1996 new stores which, as a group, performed well in a difficult year for the industry."

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MONRO MUFFLER BRAKE, INC.
EARNINGS RELEASE



         On a separate note, the Company said that its Board of Directors had declared a 5% stock dividend, payable August 5, 1996, to holders of record as of June 21, 1996.

         Monro Muffler Brake operates a chain of stores providing automotive undercar repair services in the United States. The Company currently operates 281 stores in New York, Pennsylvania, Ohio, Connecticut, Massachusetts, West Virginia, Virginia, Maryland, Vermont, New Hampshire, New Jersey, North Carolina, South Carolina and Indiana. Monro's stores provide a full range of services for exhaust systems, brake systems and steering and suspension systems.

                               #      #       #

                           MONRO MUFFLER BRAKE, INC.
                              Financial Highlights
                                  (Unaudited)
                (Dollars in thousands, except per share amounts)



                                                                                          Quarter Ended March 31,
                                                                                          ----------------------

                                                                           1996                    1995                 % Change
                                                                           ----                    ----                 --------
Sales                                                                    $28,752                 $22,701                 26.7%

Cost of sales, including
distribution and occupancy costs                                          16,372                  12,936                 26.6
                                                                         -------                 -------

Gross profit                                                              12,380                   9,765                 26.8

Operating, selling, general
and administrative expenses                                                9,199                   7,547                 21.9
                                                                        --------                --------

Operating income                                                           3,181                   2,218                 43.4

Interest expense, net                                                        854                     484                 76.4

Other expense, net                                                           193                      30
                                                                       ---------              ----------
Income before provision for
   income taxes                                                            2,134                   1,704                 25.2

Provision for income taxes                                                   853                     635                 34.3
                                                                       ---------               ---------

Net income                                                               $ 1,281                 $ 1,069                 19.8%
                                                                       =========               =========

Earnings per share (a)                                                 $     .17               $     .14
                                                                       =========               =========
Weighted average number of
shares of common stock outstanding
  (including common stock
    equivalents) (000)  (a)                                                7,688                   7,709

Number of stores open
(at end of quarter)                                                          274                     232


(a)  All share data has been restated to reflect the 5% stock dividend paid to shareholders on August 7, 1995.

                           MONRO MUFFLER BRAKE, INC.
                              Financial Highlights
                (Dollars in thousands, except per share amounts)



                                                                                          Year Ended March 31,
                                                                                          --------------------

                                                                        1996                      1995                   % Change
                                                                        ----                      ----                   --------
Sales                                                               $117,104                    $109,098                  7.3%

Cost of sales, including
distribution and occupancy costs                                      66,236                      59,725                 10.9
                                                                   ---------                    --------

Gross profit                                                          50,868                      49,373                  3.0

Operating, selling, general
and administrative expenses                                           35,299                      32,304                  9.3
                                                                   ---------                     -------

Operating income                                                      15,569                      17,069                 (8.8)

Interest expense, net                                                  2,637                       1,939                 36.0

Other expense, net                                                       330                          22
                                                                  ----------                   ---------

Income before provision for
   income taxes                                                       12,602                      15,108                (16.6)

Provision for income taxes                                             4,988                       6,024                (17.2)
                                                                  ----------                   ---------

Net income                                                         $   7,614                    $  9,084                (16.2)%
                                                                  ==========                   =========

Earnings per share (a)                                           $       .99                   $    1.18
                                                                 ===========                   =========

Weighted average number of
shares of common stock outstanding
   (including common stock
    equivalents) (000) (a)                                             7,693                       7,699


(a)  All share data has been restated to reflect the 5% stock dividend paid to shareholders on August 7, 1995.

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